UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2019

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-34089	20-8444387
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 944-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	BKJ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 9, 2019, Bancorp of New Jersey, Inc., a New Jersey corporation (the “Company”), held a special meeting of its shareholders (the “BKJ Special Meeting”) in Fort Lee, New Jersey. Of the 7,294,689 shares of the Company’s common stock issued and outstanding on October 18, 2019, the record date for the BKJ Special Meeting, holders of 4,659,991 shares of stock entitled to vote at the BKJ Special Meeting were present in person or by proxy, constituting a quorum for all matters to be presented.

Proposals 1 and 2 set forth below (each a “Proposal”, and collectively the “Proposals”) were submitted to a vote of the shareholders at the BKJ Special Meeting. The Proposals are described in detail in the Company’s definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission on October 22, 2019 (the “Proxy Statement”). Both Proposals received the necessary votes from the Company’s shareholders to pass such Proposals. The final results of the shareholder votes on the Proposals are set forth below.

Proposal No. 1: Merger Proposal

This Proposal was to approve the Agreement and Plan of Merger dated August 15, 2019, by and between the Company and ConnectOne Bancorp, Inc., a New Jersey corporation (“ConnectOne”), pursuant to which the Company will merge with and into ConnectOne (the “Merger”), as well as the transactions contemplated thereby, including the merger of the Company’s and ConnectOne’s wholly-owned bank subsidiaries, and the receipt of the merger consideration in connection with the Merger (collectively, the “Merger Proposal”). The Merger Proposal was approved by the shareholders, and received the following votes:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
4,682,788	25,007	6,196	0

Proposal No. 2: Compensation Proposal

This Proposal was to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable (the “Compensation Proposal”). The Compensation Proposal was approved by the shareholders, and received the following votes:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
4,411,964	130,550	117,476	0

Proposal No. 3: Adjournment Proposal

In connection with the BKJ Special Meeting, there was also a proposal to approve the adjournment of the BKJ Special Meeting to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger Proposal (the “Adjournment Proposal”). The Adjournment Proposal was not submitted to the Company shareholders for approval, as the Merger Approval was approved by the Company’s shareholders as noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Dated: December 9, 2019	By:	/s/ Nancy E. Graves
Name: Nancy E. Graves
Title: President and CEO

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